                                                                    EXHIBIT 4.1

                           COMMERCIAL METALS COMPANY

                             OFFICERS' CERTIFICATE

         Pursuant to the Indenture dated as of July 31, 1995 (the "Indenture") by and between Commercial Metals Company, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee"), and resolutions adopted by the Pricing Committee of the Company's Board of Directors as of July 30, 1997, this Officers' Certificate is being delivered to the Trustee to establish the terms of a series of Securities in accordance with
Section 301 of the Indenture and to establish the form of the Securities of such series in accordance with Section 201 of the Indenture.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A.   Establishment of Series of Securities Pursuant to Section 301 of the
     Indenture.

         The Company hereby establishes, pursuant to Section 301 of the Indenture, a series of Securities that shall have the following terms:

         1. The series of Securities being authorized hereby shall bear the title "6.80% Notes due August 1, 2007" (the "Notes").

         2. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture shall be limited to $50,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to
Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture).

         3. Interest on each Note shall be payable to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day) as the case may be, next preceding the relevant Interest Payment Date (as defined in the paragraph 5 hereof).

         4. The Notes shall mature on August 1, 2007, at which time the entire principal amount of the Notes and all accrued but unpaid interest on the Notes will be due and payable.

         5. Each Note shall bear interest at the annual rate of 6.80% commencing on August 1, 1997. Interest on the Notes shall be payable semi-annually on February 1 and August 1 in each year, commencing February 1, 1998 (each an "Interest Payment Date"), subject to the provisions of Section 113 of the Indenture, with such interest computed in accordance with Section 310 of the Indenture.

         6. Notes may not be redeemed by the Company at the option of the Company prior to maturity.

         7. The Company shall have no obligation to redeem or purchase Notes at the option of a Holder thereof or pursuant to any sinking fund or analogous provisions.

         8. The Notes shall be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

         9. Payments of the principal of and any premium and interest on the Notes shall be made in the currency of the United States of America.

        10. Neither the amount of payments of principal of, or any premium or interest on, any Notes shall be determined by reference to an index.

        11. The Notes shall initially be issued as book-entry notes in the form of one fully registered Global Security which will be deposited with, or on behalf of The Depository Trust Company, as depositary (the "Depositary"), and registered in the name of the Depositary's nominee. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Except as described in Section 305 of the Indenture, Notes in definitive certificated form shall not be issuable to any Person other than the Depositary and such Global Security may not be exchanged for Notes registered in the name of, nor may any transfer of such Global Security be registered to, any Person other than the Depositary or its nominee.

        12. Payment of the principal of (and premium if any) and any interest on the Notes shall be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided however that at the option of the Company payment of interest may be made by check mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

        13. The entire principal amount of the Notes shall be payable upon declaration of acceleration of the Maturity of the Notes pursuant to Section 502 of the Indenture.

        14. The Notes shall be unsecured and unsubordinated obligations of the Company.

        15. The Notes will be issued only in fully registered form, without coupons.

B.   Establishment of Form of Note Pursuant to Section 201 of the Indenture.

     The Company hereby establishes, pursuant to Section 201 of the Indenture, that the Notes shall be substantially in the form attached as Exhibit A hereto.

C.   Compliance.

     The undersigned have read the pertinent sections of the Indenture relating to the establishment of (i) a series of Securities, and (ii) the forms of such series of Securities, including the related definitions contained therein. The undersigned have examined the resolutions (i) adopted by the Board of Directors of the Company on June 28, 1995 and July 21, 1997, and (ii) adopted by the Pricing Committee of the Board of Directors of the Company on July 30, 1997. In the opinion of each of the undersigned, each of the undersigned has made such examination or investigation as is necessary to enable each of the undersigned to express an informed opinion as to whether or not the conditions to the establishment of (i) a series of Securities, and (ii) the forms of such series of Securities have been complied with. In the opinion of each of the undesigned, such conditions have been complied with.

Dated: July 30, 1997

                                        COMMERCIAL METALS COMPANY


                                        By:
                                            -----------------------------------
                                            Lawrence A. Engels
                                            Vice President, Treasurer and Chief
                                            Financial Officer




                                        By:
                                            -----------------------------------
                                            David M. Sudbury
                                            Vice President, General Counsel and
                                            Secretary

                                                                      EXHIBIT A



     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depositary"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


                           COMMERCIAL METALS COMPANY
                           -------------------------

No. 1                                                             $50,000,000
                                                           CUSIP NO. 201723AB9

     Commercial Metals Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of Fifty Million Dollars ($50,000,000) on August 1, 2007 and to pay interest thereon from August 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 1998, at the rate of 6.80% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal (and premium if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided however that at the option of the Company payment of interest may be made by check mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August ___, 1997                 COMMERCIAL METALS COMPANY



                                        By:
                                            -----------------------------------

ATTEST:



-----------------------------------






This is one of the Securities
of the series designated
therein referred to in the
within-mentioned Indenture.

Dated: August ___, 1997

THE CHASE MANHATTAN BANK,
as Trustee



By:
   -----------------------------------

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated July 31, 1995 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $50,000,000.

     If an Event of Default with respect to Securities to this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereof on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more Securities of this Series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons only in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.